Exhibit 6.6
                                                CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                         ---------------------------------------
                                                              DENOTED WITH "***"
                                                              ------------------

                   Evaluation Agreement and Option to License
                   ------------------------------------------

         This Evaluation Agreement and Option to License (the "Agreement") is made and entered into as of September 5, 2002 (the "effective Date"), by and between BioDelivery Sciences International, Inc., with a business address at Adm. Bldg. #4, 185 S. Orange Ave., Newark, New Jersey 07103, USA ("BDSI') and ******************, with a principal place of business at *****************.

WHEREAS:

          1. BDSI is licensed under United States and foreign federal and state laws to make, use, and/or sell certain inventions described in United States Patent Numbers 4,663,161; 4,871,488; 5,643,574; 5,834,015; 5,840,707; 5,994,318;
6,153,217; and other U.S. and foreign counterparts, continuation, continuation-in-part, and divisional applications;

         2. BDSI commercializes these inventions using products bearing the trademark BIORAL(TM);

         3. BDSI desires to provide  ****** with the raw  materials and the know
how  to  make  Cochleate  Vehicle   Preparations  (CVPs)  as  described  in  the
aforementioned patents and patent applications; and

         4. *****, represented by **********, desires to manufacture CVPs and to perform studies on the efficacy of CVPs as delivery vehicles for process-sensitive ingredients in companion animal foods, and to evaluate the potential for licensing or sub-licensing from BDSI the right to use CVPs in companion animal foods;

         NOW, THEREFORE, for and in consideration of the premises, the parties hereto hereby agree as follows;

1.       Definitions

1.1 ______ "CVPs" shall mean cochleate preparations prepared according to methods described in U.S. Patent Numbers 4,663,161; 4,871,488; 5,643,574; 5,834,015; 5,840,707; 5,994,318; 6,153,217 and their U.S.
         and foreign counterparts, continuation, continuation-in-part, and divisional applications; containing process-sensitive ingredients for companion animal food use, with know-how provided by BDSI.

1.2      "Confidential  Information" shall mean information  disclosed by either


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***CONFIDENTIAL TREATMENT REQUESTED***
Note: The portions hereof for which confidential treatment are being requested are denoted with "*****".

         party for the purpose of preparing cochleate formulations for use in companion animal foods or human foods and shall include, but not be limited to, manufacturing processes, production techniques, research and testing materials, test results and data, business and research plans, engineering drawings, contract documents, formulas, formulations, and/or specifications for CVPs and/or food products.

1.3      "Evaluation" shall mean *************************************.

1.4 ______ "Evaluation Period" shall mean that period of time necessary to adequately perform the Evaluation defined in Section 1.4.

2.       Research Collaboration

2.1 ______ BDSI will provide to ***** soy-derived phosphatidylserine at its cost to manufacture the product. ***** will provide at least one process-sensitive ingredient, as well as manufacturing facilities and personnel to encochleate the process-sensitive ingredient with instruction and know how from BDSI and to incorporate the encochleated process-sensitive ingredient into a finished `food product.

2.2 BDSI and ***** will jointly conduct the Research Plan ("RP") outlined in Appendix A.

2.3 ***** will pay all reasonable expenses associated with the RP as outlined in Appendix B.

3.       Confidentiality of Information

3.1 ______ All information designated as Confidential Information by the disclosing party at the time of disclosure (1) shall be maintained in confidence by the receiving party, (2) shall not be used for any purpose except as permitted in this Agreement, and (3) shall not be disclosed to any third party without the prior written consent of the disclosing party.

3.2 ______ The receiving party shall use the same level of care to prevent the use or disclosure of Confidential Information of the disclosing party as it exercises in protecting its own Confidential Information, provided, however, that at all times this level of care shall be no less than the reasonable standard of care.

3.3 ______ The receiving party shall disclose Confidential Information of the disclosing party to only those employees, agents, consultants, collaborators, or other third parties whose services are necessary for performance of the RP and who have a duty to maintain the confidentiality of the Confidential Information as the result of a written agreement with either the receiving party or the disclosing party.

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***CONFIDENTIAL TREATMENT REQUESTED***
Note: The portions hereof for which confidential treatment are being requested are denoted with "*****".

3.4 The confidentiality and non-use obligations of this Agreement shall not apply to:

         (a) information and materials which at the time of disclosure are in the public domain; (b) information and materials which, after disclosure, become part of the public domain by publication or otherwise, except by breach of this Agreement; (c) information and materials for which the receiving party can establish reasonable proof of possession at the time of disclosure; (d) information and materials which are subsequently and independently developed for the receiving party by persons who have had no access to the Confidential Information; (e) information and materials which the receiving party shall independently receive from a third party who has the legal right to disclose them; or (f) information and materials which are required by law to be disclosed, provided, however, that the receiving party shall provide to the disclosing party sufficient notice of the requirement to disclose Confidential Information to allow the disclosing party request a protective order or other appropriate remedy in a court of competent jurisdiction.

4.       Warranties
         ----------

4.1 ______ ***** warrants that it will use all Materials received from BDSI necessary to manufacture CVPs, and/or to complete the RP, in compliance with all applicable federal, state and local laws and regulations.

4.2 _______ ***** warrants that it follows appropriate guidelines for the care and use of animals enrolled in research protocols, and that Material received from BDSI will be used exclusively `for the purpose of manufacturing the CVPs, and evaluating the CVPs under the RP, unless additional use is agreed to in writing by both parties.

4.3 _______ BDSI warrants that it either owns by assignment, or holds by exclusive license from the legal assignee(s), the rights to make, use, and/or sell inventions described in United States Patents numbers 4,663,161; 4,871,488; 5,643,574; 5,834,015; 5,840,707; 5,994,318;
          6,153,217; and other U.S. and foreign counterparts, continuation, continuation-in-part, and divisional applications.

4.4 _______ BDSI warrants that it will perform its necessary legal obligations to maintain its tights to make, use, and/or sell the inventions described in the aforementioned patents and to sub-license those rights to *****, and that it will hold harmless and indemnify ***** from any reasonable costs, including court costs and attorney's fees, for any cause of action for patent infringement that may arise from ***** authorized use of CVPs under this Agreement and the RP described herein should BDSI fail to maintain its license to the inventions claimed in United States Patents numbers 4,663,161; 4,871,488; 5,643,574; 5,834,015; 5,840,707; 5,994,318; 6,153,217; and
          other U.S. and foreign counterparts, continuation, continuation-in-part, and divisional applications.

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***CONFIDENTIAL TREATMENT REQUESTED***
Note: The portions hereof for which confidential treatment are being requested are denoted with "*****".

4.5 _______ Neither ***** nor BDSI make any warranty or representation as to the purity, activity, safety, accuracy, or usefulness of the Material, Information or results of the Evaluation.

5.    Ownership of Technology
      -----------------------

5.1 New inventions and discoveries, whether patentable or not, may be developed as a result of performance of the activities described in the RP. The parties acknowledge that the practice of such inventions and discoveries may be subject to a license for the rights to make, use, and/or sell the inventions as claimed in United States Patents numbers 4,663,161; 4,871,488; 5,643,574; 5,834,015; 5,840,707; 5,994,318;
         6,153,217; and other U.S. and foreign counterparts, continuation, continuation-in-part, and divisional applications.

5.2 ______ Inventions created as a result of performance of the RP of this Agreement that are invented solely by employees of BDSI shall be the property of BDSI. BDSI shall have a right to license to third parties any resulting patent rights to such invention without prior written consent from *****.

5.3 ______ Inventions created as a result of performance of the RP of this Agreement that are invented solely by employees of ***** shall be the property of *****. ***** shall have a right to license to third parties any resulting patent tights to such invention without prior written consent from BDSI.

5.4 ______ Inventions created as a result of performance of the RP of this Agreement that are invented jointly by employees of BDSI and ***** will be owned jointly by BDSI and *****, with ***** having exclusive rights to use the invention under any jointly-owned issued patent, subject to any pre-existing patent rights that shall dominate, for the purpose of producing companion animal foods and related companion animal products and BDSI having exclusive rights to all other claimed uses for the invention. ***********************************************.

5.5 ______ For solely owned inventions, the party holding ownership shall have the right to prepare and prosecute appropriate patent applications at its own expense. For jointly owned inventions, the parties shall divide the costs of preparation and prosecution of appropriate patent applications equally, provided, however, that either party may choose not to participate in the preparation and prosecution of any patent describing a jointly-owned invention and will have no obligation for costs associated with any patents filed by the other party. Should either party choose not to pay its share of the reasonable costs associated with preparation, prosecution, and maintenance of any patent application claiming a jointly-owned invention under this Agreement, that party will relinquish ownership of the patent tights defined by those claims to the other party and will cooperate fully to provide the necessary information and data to prepare and prosecute such patent application.

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***CONFIDENTIAL TREATMENT REQUESTED***
Note: The portions hereof for which confidential treatment are being requested are denoted with "*****".

         The party retaining ownership of the rights under the patent as described in this Section 5.5 shall have the right to license to third parties any patent rights described by the claims of that patent without prior consent of the other party.

6.       Disclosure of Research Data and Results
         ---------------------------------------

6.1 ______ Subject to Section 1.4 and Section 3 of this Agreement, data collected as a result of performance of the RP by ***** will be provided to BDSI and data collected by BDSI will be provided to *****. Such data may include protocols, records of formulations, manufacturing processes, and experimental results.

7.       Legal Relationship Between the Parties
         --------------------------------------

7.1 ______ The relationship between ***** and BDSI under this Agreement is that of independent collaborators, and the Agreement shall not be deemed to establish a joint venture or partnership between ***** and BDSI.

7.2 ______ Neither party to this Agreement shall act as the employee or agent of the other and neither party may bind the other to any contract with any third party.

8.       License of Patent Rights
         ------------------------

8.1      ______ This Agreement provides ********************* the CVP technologies described under the aforementioned patents for the purpose of evaluating, under the RP, the use of the technology for the production of companion animal foods containing process-sensitive ingredients. ********************************* No other license, implied or otherwise, is conveyed by BDSI to ***** as a result of this Agreement.

8.2       *****************************************************************.

8.3      ______ The parties agree that the license provided for under Section
         8.2 of this Agreement will include ***** potential use of the technology to incorporate a variety of process-sensitive ingredients, or cargo molecules, into ***************. Since many of these ingredients are as yet not specifically identified, but will be identified in future research, ***** and BDSI agree that the license will incorporate terms to allow the addition of newly-designated cargo molecules upon request by ***** and approval by BDSI for specific cargo molecules or categories of cargo molecules.

9.       Entirety of Terms, Assignment of Agreement, and Enforcement of
         --------------------------------------------------------------
         Provisions
         ----------

9.1 ______ This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall not be modified except by subsequent mutual written agreement of the parties.

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***CONFIDENTIAL TREATMENT REQUESTED***
Note: The portions hereof for which confidential treatment are being requested are denoted with "*****".

9.2 ______ Neither party may assign or otherwise transfer this Agreement and the rights acquired hereunder without the written consent of the other party. Any authorized assignee must agree in writing to be bound by the terms of the Agreement

9.3 ______ The provisions of this Agreement ate separable, and in the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

9.4 ______ This Agreement and any amendment hereto may be executed in counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.      Notice
         ------

10.1 All notices or other communications required or permitted to be made or given hereunder shall be deemed so made or given hand-delivered or sent in writing by registered or certified mail, postage prepaid and return-receipt requested, or by a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid, and properly addressed to such other party as set forth above or at such other address as may be specified by either party hereto by written notice similarly sent or delivered.

10.2 Notices or other communications directed to BDSI shall be sent to the attention of Raphael Mannino, Ph.D. at BDSI, 185 S. Orange Ave., NJ 07103, USA or to such other designee or at such other address as may be later designated in writing by the BDSI.

10.3 Notices or other communications directed to ***** shall be sent to the attention of *****or to such other designee or at such other address as may be later designated in writing by the *****.

11.      Indemnification
         ---------------

11.1 To the extent that any claim against either party to this Agreement is caused by negligence or acts on the part of the other party which violate the laws or regulations of the United States Government or the State of ***** or New Jersey, that party shall indemnify, defend and hold the other party and its affiliates harmless from and against all costs, claims, suits, expenses (including reasonable attorney fees) and damages incurred by or rendered against that party and its Affiliates.

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***CONFIDENTIAL TREATMENT REQUESTED***
Note: The portions hereof for which confidential treatment are being requested are denoted with "*****".

11.2 The indemnification provisions provided by Section 11.1 shall not apply to the extent that such claims are caused by the negligence or misconduct of the Party or its Affiliates seeking indemnification.

12.      Termination
         -----------

12.1 Either party may terminate this Agreement by giving sixty (60) days prior written notice thereof to the other party, provided, however, that the obligation to maintain the confidentiality of Confidential Information shall survive termination of the Agreement and shall continue for a period of five years from the effective date of the Agreement.

12.2 ***** may terminate this Agreement immediately upon notice, whether provided by BDSI or by constructive means such as a news service or publication, that BDSI has terminated its license to rights under the aforementioned patents or that BDSI has failed to perform its obligations under the license, resulting in termination of the license. At no time will ***** be obligated to continue the RP or Evaluation in the event that BDSI no longer has rights to sublicense the technology described in U.S. Patent Numbers 4,663,161; 4,871,488; 5,643,574;
         5,834.015; 5,840,707; 5,994,318; 6,153,217 and their U.S. and foreign counterparts, continuation, continuation-in-part, and divisional applications.

13.      Choice of Law
         -------------

13.1 This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflicts of Jaws applicable in such jurisdiction. Any dispute under this Agreement shall be decided in the federal or state courts within the State of New York.

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***CONFIDENTIAL TREATMENT REQUESTED***
Note: The portions hereof for which confidential treatment are being requested are denoted with "*****".

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the effective Date by their Authorized representatives.

                            BIODELIVERY SCIENCES
                            INTERNATIONAL, INC.

                            /s/ Frank O'Donnell
                            ___________________________  Date: February 12, 2004
                            Frank O'Donnell, M.D.

                            *****

                            ___________________________  Date: February 12, 2004
                            *****

                            ___________________________  Date: February 12, 2004
                            *****

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